Exhibit 99.1

For immediate release:	Media Relations Contact
November 14, 2016	Joan Campion
212-733-2798

Investor Relations Contact
Ryan Crowe
212-733-8160

Pfizer Announces Tender Offer for Any and All of its 6.200% Senior Notes Due March 15, 2019

NEW YORK, NY, November 14, 2016 — Pfizer Inc. (NYSE: PFE) today announced the commencement of a tender offer (the “Tender Offer”) to purchase for cash any and all of its outstanding 6.200% Senior Notes due March 15, 2019 (the “Notes”).  Certain information regarding the Notes and the pricing for the Tender Offer is set forth in the table below.

Title of Security	CUSIP Number	Principal Amount Outstanding	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread	Hypothetical Tender Offer Consideration (1)(2)
6.200% Senior Notes due March 15, 2019	717081 DB6	$3,250,000,000	1.000% UST due November 15, 2019	FIT1	+25 bps	$1,109.23

(1)         Per $1,000 principal amount.

(2)         Hypothetical Tender Offer Consideration calculated on the basis of pricing for the U.S. Treasury Reference Security as of 2:00 p.m., New York City time, on November 10, 2016 and a Settlement Date (as defined below) on November 21, 2016.  The actual Tender Offer Consideration (as defined below) payable pursuant to the Tender Offer will be calculated and determined as set forth in the offer to purchase, dated November 14, 2016 (the “Offer to Purchase”).

The Tender Offer consists of an offer on the terms and conditions set forth in the Offer to Purchase, and the related letter of transmittal and notice of guaranteed delivery (as they may each be amended or supplemented from time to time, the “Tender Offer Documents”), to purchase for cash any and all of the Notes. The Company refers investors to the Tender Offer Documents for the complete terms and conditions of the Tender Offer.

The Tender Offer will expire at 5:00 p.m., New York City time, on November 18, 2016, unless extended or earlier terminated (such time and date, as the same may be extended, the “Expiration Date”). Holders of Notes must validly tender (including by notice of guaranteed delivery) and not validly withdraw their Notes prior to or at the Expiration Date to be eligible to receive the Tender Offer Consideration.

Holders who validly tender their Notes, may validly withdraw their tendered Notes at any time prior to the earlier of (i) the Expiration Date, and (ii) if the Tender Offer is extended, the 10th business day after commencement of the Tender Offer.  Notes may also be validly withdrawn at any time after the 60th business day after commencement of the Tender Offer if for any reason the Tender Offer has not been consummated within 60 business days after commencement of the Tender Offer.

The “Tender Offer Consideration” for each $1,000 principal amount of Notes validly tendered and accepted for purchase pursuant to the Tender Offer will be determined in the manner described in the Tender Offer Documents by reference to a fixed spread specified for the Notes (the “Fixed Spread”) specified in the table above plus the yield based on the bid-side price of the U.S. Treasury Reference Security specified in the table above at 2:00 p.m., New York City time, on November 18, 2016, unless extended or earlier terminated.

Holders will also receive accrued and unpaid interest on Notes validly tendered and accepted for purchase from the last interest payment date up to, but not including, the date the Company initially makes payment for such Notes, which date is anticipated to be November 21, 2016 (the “Settlement Date”).  Notes tendered by notice of guaranteed delivery and accepted for purchase will be purchased on the third business day after the Expiration Date but payment of accrued interest on such Notes will only be made to, but not including, the Settlement Date.

Pfizer intends to redeem any and all Notes that are not tendered and accepted in the Tender Offer in accordance with the terms of the make-whole provisions under the indenture governing the Notes.

The Tender Offer is subject to the satisfaction or waiver of certain conditions specified in the Tender Offer Documents, but the Tender Offer is not subject to minimum tender conditions.

Information Relating to the Tender Offer

The Tender Offer Documents for the Notes are being distributed to holders beginning today. Citigroup Global Markets Inc. is the dealer manager for the Tender Offer. Investors with questions regarding the Tender Offer may contact Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect). Global Bondholder Services Corporation is the depositary and information agent for the Tender Offer and can be contacted at (866) 470-4300 (toll-free) or (212) 430-3774 (collect).

None of the Company or its affiliates, their respective boards of directors, the dealer manager, the depositary and information agent or the trustee with respect to the Notes is making any recommendation as to whether holders should tender any Notes in response to the Tender Offer, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any of the Notes and the Tender Offer does not constitute an offer to buy or the solicitation of an offer to sell Notes in any jurisdiction or in any circumstances in which such offer or solicitation are unlawful. The full details of the Tender Offer, including complete instructions on how to tender Notes, are included in the Tender Offer Documents. Holders are strongly encouraged to read carefully the Tender Offer Documents, including materials incorporated by reference therein, because they will contain important information. The Tender Offer Documents may be downloaded from Global Bondholder Services Corporation’s website at http://www.gbsc.usa.com/pfizer/ or obtained from Global Bondholder Services Corporation, free of charge, by calling toll-free at (866) 470-4300 (bankers and brokers can call collect at (212) 430-3774).

About Pfizer

At Pfizer, we apply science and our global resources to bring therapies to people that extend and significantly improve their lives. We strive to set the standard for quality, safety and value in the discovery, development and manufacture of health care products. Our global portfolio includes medicines and vaccines as well as many of the world’s best-known consumer health care products. Every day, Pfizer colleagues work across developed and emerging markets to advance wellness, prevention, treatments and cures that challenge the most feared diseases of our time. Consistent with our responsibility as one of the world’s premier innovative biopharmaceutical companies, we collaborate with health care providers, governments and local communities to support and expand access to reliable, affordable health care around the world. For more than 150 years, we have worked to make a difference for all who rely on us.

Forward-Looking Statements

This press release contains forward-looking statements. Such forward-looking statements involve substantial risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “will,” “may,” “could,” “likely,” “ongoing,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” “goal,” “objective,” “aim” and other words and terms of similar meaning or by using future dates in connection with any discussion of, among other things, expectations regarding the completion of the Tender Offer. A list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended December 31, 2015 and in our Quarterly Reports on Form 10-Q for the quarterly periods ended April 3, 2016, July 3, 2016 and October 2, 2016, in each case including in the sections thereof captioned “Forward-Looking Information and Factors That May Affect Future Results” and “Risk Factors,” in our Current Reports on Form 8-K, and in the prospectus supplement and accompanying prospectus, in each case including in the section thereof captioned “Risk Factors.” You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of anticipated results is subject to substantial risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements, and you are cautioned not to put undue reliance on forward-looking statements. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the Securities and Exchange Commission (the “SEC”). You are advised, however, to consult any further disclosures we make on related subjects in our Form 10-K, 10-Q and 8-K reports and our other filings with the SEC.

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